UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 15, 2014

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Vladimir E. Ostoich, Ph.D., the Vice President of Government Affairs, Vice President of Marketing for the Pacific Rim and Co-Founder of Abaxis, Inc. (the “Company”), has notified the Company that he is retiring in such capacity effective September 30, 2014, and Dr. Ostoich’s functions will be taken over by Achim Henkel, Managing Director of Abaxis Europe GmbH.  In connection with Dr. Ostoich’s retirement, the Company entered into a Transition/Separation Agreement with Dr. Ostoich, dated August 15, 2014.  Pursuant to this agreement, Dr. Ostoich will remain with the Company as a part-time employee until May 15, 2015.  A copy of the Transition/Separation Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Transition/Separation Agreement between Abaxis, Inc. and Vladimir E. Ostoich, Ph.D., dated August 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2014	ABAXIS, INC.

	By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition/Separation Agreement between Abaxis, Inc. and Vladimir E. Ostoich, Ph.D., dated August 15, 2014.